                                THIRD SUPPLEMENT
                                       AND
                                   FORBEARANCE
                                     TO THE
                             MASTER CREDIT AGREEMENT

     THIS  THIRD  SUPPLEMENT  AND  FORBEARANCE  TO THE MASTER  CREDIT  AGREEMENT
("Third Supplement") is made and entered into as of ______________,
2008, by and between NEDAK ETHANOL, LLC, a  Nebraska  limited  liability company
("Borrower"),  and  AGCOUNTRY FARM CREDIT SERVICES,  FCA (formerly  Farm  Credit
Services of Grand Forks,  FLCA)("Lender").

                                   RECITALS:

     A.  Lender and  Borrower  have  entered  into that  certain  Master  Credit
Agreement  dated as of February 14, 2007 (the "Master Credit  Agreement"),  that certain First  Supplement to Master  Credit  Agreement  dated as of February 14,
2007 (the "First  Supplement"),  and that certain  Second  Supplement  to Master
Credit   Agreement   dated  as  of  February  14,  2007  ("Second   Supplement")
(collectively,   the  Master  Credit  Agreement,  First  Supplement  and  Second
Supplement, as amended, replaced,  restated, modified, or supplemented from time to time, are referred to as the "Master Agreement") pursuant to which Lender has extended  certain  credit  facilities to Borrower under the terms and conditions set forth in the Master Agreement.

     B. The Project Costs have exceeded the  projected  budget by  approximately
$20.0 million.

     C. The excess  Project  Costs have created one or more  defaults  under the
Master Agreement and that certain Disbursing  Agreement dated as of February 14,
2007 by and  among  Borrower,  Lender  and  Disbursing  Agent  (the  "Disbursing
Agreement").

     D. In the letter dated April __, 2008,  Lender has agreed to forebear  from declaring a default,  but Lender is not precluded from subsequently  declaring a default at any time it elects to do so in Lender's sole discretion.

     E. As a  condition  to  advancing  any  portion of the Loan to Lender on or subsequent  to the Effective  Date,  Borrower and Lender desire to further amend the Master  Agreement  as set forth in this  Third  Supplement  to  provide  for additional terms and conditions.

                                   AGREEMENT:

     Now,  therefore,  in  consideration  of the mutual covenants and agreements herein  contained  and other good and  valuable  consideration,  the receipt and adequacy of which are hereby  acknowledged,  the parties  hereto hereby agree as follows:

A. Amendments to Master Agreement. The Master Agreement is amended as follows:

     1. Section 1.01 is amended to add the following definitions:

     Definitions. Capitalized terms used and not otherwise defined in this Third
Supplement  have  the  meanings  attributed  to  them  below  or in  the  Master
Agreement.  Definitions  in this  Third  Supplement  control  over  inconsistent definitions  in the Master  Agreement,  but only to the extent the defined terms apply to Loans under this Third Supplement.  Definitions set forth in the Master
Agreement control for all other purposes. As used in this Third Supplement,  the following terms have the following meanings:

     "Bank of America LOC" means the Letter of Credit from Bank of America dated
November 28, 2006 in the amount of $5,000,000.

     "Bank of  Virginia  LOC" means the Letter of Credit  from Bank of  Virginia dated December 10, 2007 in the amount of $513,000.

     "Bank  Hapoalim  LOC" means the Letter of Credit from Bank  Hapoalim  dated
April _, 2008 in the amount of $8,000,000.

     "Bateman" means Bateman Litwin N.V.

     "Bateman   Guarantee"   means  the  guarantee   from  Bateman  to  Borrower
guaranteeing Delta-T Corporation's performance of the Construction Agreement.

     "Construction Lien" means the Construction Lien filed against
Borrower on February 22, 2008 by Plant Performance  Services,  LLC with the Holt
County Register of Deeds.

     "Earnings" means NEDAK's net income for the quarterly periods ending
March 31,  June 30,  September  30 and  December  31 as  determined  by  NEDAK's
financial   statements  prepared  according  to  generally  accepted  accounting principles.

     "FNBO" means First National Bank of Omaha.

     "LOC's"  means the Bank of America  LOC,  the Bank of Virginia  LOC and the
Bank Hapoalim LOC.

     2. Article II,  Section 2.01 II is amended to add the following  Conditions
Precedent.

         In  addition  to the  Conditions  Precedent  set  forth  in the  Master
Agreement,  Lender will have no  obligation  under this Third  Supplement or any other  Loan  Document  until  each  of the  following  conditions  precedent  is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

          (a) Bateman  shall have  delivered the executed  Bateman  Guarantee to
     Borrower  in the form that is  attached  to the  Letter of  Commitment  and
     Intent dated January 28, 2008;

          (b)  Borrower  shall have  assigned  the Bateman  Guarantee  to Lender pursuant to the Collateral  Assignment of Bateman  Guarantee in a form that is acceptable to Lender;

          (c) The LOC's shall have been delivered to Borrower;

          (d) The  Bank  Hapoalim  LOC  shall  have  been  confirmed  by FNBO as evidenced in writing satisfactory to Lender;

          (e)  Borrower  shall  have  assigned  the  LOCs  to  Lender  in a form acceptable to Lender;

          (f) Borrower and Delta-T  shall have  executed the  Amendment No. 3 to
     Engineering,  Procurement and Construction Services Contract dated April _,
     2008 in substantially in a form acceptable to Lender;

          (g) Delta-T,  NEDAk and Bateman shall have executed the Amended Letter of  Commitment  and  Intent  dated  April _, 2008 (the  "Amended  Letter of
     Commitment");

          (h) Borrower  shall have assigned the Amended  Letter of Commitment to
     Lender  pursuant to the  Collateral  Assignment of Letter of Commitment and
     Intent in a form acceptable to Lender;

          (i)  Evidence  of  release  of  any  mechanic's  liens  filed  against
     Borrower,  including the Construction Lien, shall have been provided to and approved by Lender;

          (j) Disbursing  Agent shall have approved the Advance in the amount of
     $18.2 million;

          (k) Each of the members of  Borrower's  Board of Directors  shall have delivered a personal guaranty to Lender in a form acceptable to the Lender;

          (k) Borrower  shall have  executed the Cash  Custodial  Agreement in a form acceptable to the Lender; and

          (l) Borrower shall have paid all legal fees and expenses due and owing to Lender under the Master Agreement.

     3.  Article I is amended to add  Section  1.14.  Loan Fee that will read as follows:

     Loan Fee.  In  addition  to any  other  loan fees  provided  in the  Master
Agreement,  Borrower  shall pay  Lender a Loan Fee in the  amount  of  $250,000.
Borrower  shall  pay the Loan  Fee in five  consecutive  quarterly  installments equaling the greater of 50% of earnings or $50,000 per  quarter.  If there is an outstanding  balance after the fifth quarterly  payment,  Borrower shall pay the balance within thirty days.

     4. Article IV is amended to add the following Affirmative Covenants:

          4.14.   Mechanical   Completion.   Borrower  shall  attain  mechanical
     completion by or on July 15, 2008.

          4.15  Successful  Performance  Test.  Borrower shall achieve 100% name plate  production for its ethanol  facility  within 60 days after achieving mechanical  completion  and  shall  maintain  100%  name  plate  production indefinitely.

          4.16 No Distribution.  Borrower shall make no distributions of cash or other  capital  to any  Member or any  Creditor  without  Lender's  written approval.

          4.17 No Breach. Borrower shall not be found in breach of the Amendment
     No. 3 to Engineering,  Procurement and Construction Services Contract dated
     April _, 2008.

          4.18  Cash  Custodian.   Borrower  shall  conform  its  operations  to
     implement a cash custodial agreement if Lender requires it.

          4.19 Each advance  that Lender  agrees to make shall first be approved by Disbursing Agent before funds are advanced.

          4.20  Borrower  shall cause  Delta-T  and  Bateman to provide  current information to Disbursing  Agent  regarding  project cost and to facilitate
     Disbursing Agent's monitoring of remaining expenditures.

          4.21 Project  retainage in the amount of $5,700,000  shall be released and paid to Delta-T upon Mechanical Completion in accordance with the terms of the EPC Contract.

     5. Article VII,  Section 7.01 is amended to provide the following  Event of
Default:

               (r)  Lender  makes a  request  to  Borrower  to  make a call  and withdraw  funds under any of the Letters of Credit and  Borrower  does not fulfill Lender's request.

B. Conditions to Effectiveness of this Third  Supplement.  The  effectiveness of this Third Supplement is subject to  satisfaction,  in Lender's sole discretion, of each of the  following  conditions  precedent  (the  date on  which  all such conditions precedent are so satisfied shall be the "Effective Date"):

     1.  Representations  and Warranties.  The representations and warranties of
Borrower  in the Master  Agreement  shall be true and  correct  in all  material respects on and as of the Effective Date as though made on and as of such date.

     2.  Delivery of Executed  Loan  Documents.  Lender shall have received this
Third Supplement, which may be in counterparts, executed by Borrower and Lender.
In addition,  all other  documents  referred to in paragraph  A.2. above must be executed by Borrower or Bateman or Delta-T.

C. General Provisions.

     1. No Other  Modifications.  The Master  Agreement,  as expressly  modified herein,  shall continue in full force and effect and be binding upon the parties thereto.

     2. Successors and Assigns.  This Third Supplement shall be binding upon and inure to the benefit of Borrower and Lender and their respective  successors and assigns,  except  that  Borrower  may not  assign  or  transfer  its  rights  or obligations hereunder.

     3.  Definitions.  Capitalized  terms used,  but not defined,  in this Third
Supplement shall have the meaning set forth in the Master Agreement.

     4.  Severability.  Should any provision of this Third  Supplement be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other  provisions of this Third  Supplement and all remaining  provisions of this Third Supplement shall be fully enforceable.

     5.  Governing  Law. To the extent not governed by federal  law,  this Third
Supplement  and the  rights  and  obligations  of the  parties  hereto  shall be governed by,  interpreted  and enforced in accordance with the laws of the State of North Dakota.

     6. Headings. The captions or headings in this Third Supplement are for convenience only and in no way define,  limit or describe the scope or intent of any provision of this Third Supplement.

     7.  Counterparts.  This Third  Supplement  may be  executed  by the parties hereto in separate counterparts,  each of which, when so executed and delivered, shall be an original,  but all such counterparts  shall together  constitute one and the same  instrument.  Each  counterpart  may  consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures,  and executed  documents  or  signature  pages  delivered  by  a  party  by  telefax, facsimile,  or e-mail  transmission  of an Adobe(R) file format  document  (also known as a PDF file) shall,  in each such  instance,  be deemed to be, and shall constitute and be treated as, an original  signed  document or  counterpart,  as
applicable.   Any  party  delivering  an  executed  counterpart  of  this  Third
Supplement by telefax,  facsimile,  or e-mail  transmission  of an Adobe(R) file format  document also shall  deliver an original  executed  counterpart  of this
Third Supplement,  but the failure to deliver an original  executed  counterpart shall not affect the validity,  enforceability, and binding effect of this Third
Supplement.

D.  Reservation of Rights.  Nothing in this Third  Supplement shall be deemed to create a course of dealing or otherwise entitle the Borrower to a consent to, or a  waiver,  amendment,  modification,  or other  change  of,  any of the  terms, conditions,  obligations,  covenants,  or  agreements  contained  in the  Master
Agreement or any other Loan Documents in similar or different  circumstances  in the future.

E. Advances.  Lender and Borrower  acknowledge and agree that  Disbursing  Agent shall act as disbursing agent for the disbursement of the Loan.

F.  Subordinate  Mortgages.  Delta-T may take a second  mortgage  behind Lender, provided that the second mortgage is expressly subordinate to Lender,  including any future advances by Lender after recording of the second mortgage.

G. Release.  BORROWER  RELEASES,  WAIVES AND FOREVER  DISCHARGES  LENDER AND ITS
RESPECTIVE  SHAREHOLDERS,  DIRECTORS,  OFFICERS,  EMPLOYEES  AND AGENTS FROM ALL
KNOWN  AND  UNKNOWN,  ABSOLUTE  AND  CONTINGENT,   CLAIMS,  DEFENSES,   SETOFFS,
COUNTERCLAIMS,  CAUSES OF ACTIONS,  ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF
ANY KIND  EXISTING  OR ACCRUED IN FAVOR OF BORROWER AS OF THE DATE OF THIS THIRD
SUPPLEMENT.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS  WHEREOF,  the parties have caused this Third  Supplement  to be duly executed by their respective  authorized  officers  effective as of the day and year first written above.

                             BORROWER:

                             NEDAK ETHANOL, LLC

                             By: /s/ Everett Vogel
                             --------------------------------------------------
                             Name: Everett Vogel
                             Title: Chairman of the Board

                             By: /s/ Jerome Fagerland
                             --------------------------------------------------
                             Name: Jerome Fagerland
                             Title: Pres. General Mngr.

                            LENDER:

                            AGCOUNTRY FARM CREDIT
                            SERVICES, FCA

                            By: /s/ Robert D. Ellerbusch
                              --------------------------------------------------
                            Name: Robert D. Ellerbusch
                            Title: Regional VP

                      [SIGNATURE PAGE FOR THIRD SUPPLEMENT
                           TO MASTER CREDIT AGREEMENT]